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                                                                   Exhibit 10.12



                        INVESTMENT COOPERATION AGREEMENT

Party A: The Management Committee of the Nanjing Jiangning Economic and
         Technological Development Zone

Party B: Mindray Medical International Limited

The Witness: The People's Government of Jiangning District, Nanjing
              Municipality


     Through friendly consultation and according to the principles of good faith cooperation and mutual benefit, Party A and Party B have reached the following agreement with respect to matters concerning the investment to be made by a subsidiary of Party B (hereinafter referred to as "Party B's Subsidiary") in the establishment of the "Mindray Medical Electronic Industrial Base" (hereinafter referred to as the "Base Project") in the Nanjing Jiangning Economic and Technological Development Zone (hereinafter referred to as the "Jiangning Development Zone").


ARTICLE 1 LAND AREA AND SITE OF THE BASE PROJECT

     Party A agrees to transfer a plot of land covering an area of 650 mu in the Jiangning Development Zone (of which 550 mu shall be used for industrial purposes and 100 mu shall be used for construction of living quarters and auxiliary facilities; the actual area of this plot shall be based on a field measurement, provided, however, that it shall not be less than the area specified above) to Party B for Party B's Subsidiary to develop and construct the Base Project. Of the 650 mu as specified above, 450 mu shall be transferred in the first phase of the Base Project (of which 350 mu shall be used for industrial purposes and 100 mu shall be used for construction of living quarters and auxiliary facilities), and a plot of land covering 200 mu shall be reserved to expand the buildings for research, development and production in the second phase of the Base Project). The plot of land for the Base Project (including the reserved plot with an area of 200 mu) is located to the north of Zhengfang Avenue and to the east of the plot of land to be used by a project of Zhongxing Telecommunications Co., Ltd. in the Jiangning Development Zone (The sketch map of the location is attached hereto and the specific boundaries of this plot of land are to be determined by the authorities in charge of urban planning).


ARTICLE 2 CONTENTS OF THE BASE PROJECT

     Party B's Subsidiary shall make an investment in the construction of the Base Project on this plot of land and undertakes that it will go through the formalities for registration of establishment of "Nanjing Mindray Biomedical Electronics Co., Ltd." (a tentative name and the final name shall be as approved by the authorities in charge of administration of industry and commerce) in the Jiangning Development Zone, which is a project company that shall have the status of an independent legal person (hereinafter referred to as the "Project Company").

     The total amount of investment in the Project Company shall be USD 150 million and the registered capital of the Project Company shall be USD 50 million and, in the first phase of the

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Base Project, the total amount of investment shall be USD 30 million and the registered capital shall be USD 15 million. The term of business operation of the Project Company shall be more than 15 years. The formalities for registration of establishment of the Project Company shall be commenced as of the date of execution hereof and completed by the end of February 2007. 15% of the registered capital of the Project Company shall be paid in within three months after the date of issuance of its business license and the registered capital shall be paid in full within one year and after the Project Company has obtained the 450 mu of land to be transferred in the first phase of the Base Project. The Project Company shall increase its registered capital and its total amount of investment to USD 30 million and USD 90 million, respectively, during the period from it has obtained the 200 mu of land to be transferred in the second phase of the Base Project to the end of June, 2008; and the Project Company shall increase its registered capital and its total amount of investment to USD 50 million and USD 150 million, respectively, by the end of September 2009. The total amount of investment in the Base Project shall meet the requirements concerning the intensity of investment in land as put forth by the state.

     After the construction of the Base Project is completed, the Project Company shall engaged primarily in the research, development, production and distribution of hi-tech medical equipment (including digital X-ray apparatuses, unaesthetic machines, computerized tomography imaging systems and nuclear magnetic resonance imaging systems), clinical test reagents, auxiliary precision machinery, and parts and components, as well as in provision of related technical training.


ARTICLE 3 TRANSFER AND DEVELOPMENT OF THE LAND FOR THE BASE PROJECT

     The area of the plot of land for the Base Project shall total 650 mu. This plot of land shall be reserved and planned as a whole, but it shall be transferred in two phases and the construction thereon shall also be carried out in two phases. Of these 650 mu of land, 450 mu shall be transferred in the first phase of the Base Project to be used for the construction of buildings for research, development, office, auxiliary facilities and residence in the Base Project (of which 350 mu shall be used for industrial purposes and 100 mu shall be used for construction of living quarters and auxiliary facilities); and 200 mu shall be transferred in the second phase of the Base Project mainly for the purpose of expanding the buildings for research, development and production.


ARTICLE 4 PRICE OF LAND AND METHOD OF PAYMENT

4.1  Land for Industrial Use in the Base Project

     4.1.1 Area and Price of the Land for Industrial Use in the Base Project

           4.1.1.1 The area of the land for industrial use in the first phase of the Base Project shall be 350 mu and the area of the land for industrial use reserved for the second phase of the Base Project shall be 200 mu.

           4.1.1.2 To induce Party B to establish this base in the Jiangning Development Zone, Party A agrees to transfer 550 mu of land for industrial use in two phases to

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                        Confidential Treatment Requested

                   Party B for it to construct an industrial zone for the Base Project. The Project Company and the authorities in charge of administration of state-owned land shall enter into a certain Contract for Transfer of State-Owned Land Use Right. Party A and Party B agree that the price of the land to be transferred in connection of the Base Project will be RMB [******] per mu (or RMB [******] per square meter), that the total price of the land to be transferred in the first phase of the Base Project will be RMB [******] (or in words, RMB [******]) (the actual total price of the land shall be calculated on the basis of the actual area of the land determined by a field measurement); and that the total price of the land to be transferred in the second phase of the Base Project will be RMB [******] (or in words, RMB [******]). If the price of the land to be transferred hereunder as agreed in the Contract for Transfer of State-Owned Land Use Right exceeds the price as agreed herein, the excess shall be dealt with by Party A in accordance with the provisions of Article 4.1.2.3.

     4.1.2 Method of Payment of the Price of the Land for Industrial Use

           4.1.2.1 Within 30 days after the first instalment of the registered capital of the Project Company is paid in, the Project Company shall pay Party A 10% of the price of the land for industrial use to be transferred in the first phase of the Base Project, which will amount to RMB [******] (or in words, RMB [******]);

           4.1.2.2 Within 180 days after the Project Company has entered into this Agreement, it shall enter into the Contract for Transfer of State-Owned Land Use Right with respect to the land for industrial use to be transferred in the first phase of the Base Project with the authorities in charge of administration of state-owned land and pay the price of the land to be transferred in the first phase of the Base Project in accordance with the provisions of that contract. Party A shall assist the Project Company in preparing the materials necessary for applying for issuance of the Certificate of State-Owned Land Use Right and in obtaining such certificate;

           4.1.2.3 If the land price paid by the Project Company in accordance with the Contract for Transfer of State-Owned Land Use Right exceeds the land price as agreed in Article 4.1.1.2 hereof, Party A shall refund the excess to the Project Company within thirty days after the Project Company has paid up the land price in accordance with the Contract for Transfer of State-Owned Land Use Right;

           4.1.2.3 When the Project Company is going through the formalities for issuance of the Certificate of State-Owned Land Use Right in connection with the land for industrial use to be transferred hereunder, it shall pay all taxes and charges as imposed thereon by the authorities in charge of administration of state-owned land and resources.

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                        Confidential Treatment Requested

4.2 Land to Be Transferred for Construction of Living Quarters and Auxiliary Facilities in the Base Project

     4.2.1 Area, Price and Method of Transfer of the Land to Be Transferred for Construction of Living Quarters and Auxiliary Facilities in the Base Project

           4.2.1.1 The area of the land to be transferred for construction of living quarters and auxiliary facilities in the Base Project shall be 100 mu.

           4.2.1.2 To induce Party B to establish this base in the Jiangning Development Zone, Party A agrees to transfer the land as mentioned in the preceding paragraph to Party B for it to construct living quarters and auxiliary facilities in the Base Project. Party A and Party B agree that the price of this land will be RMB [******] per mu (or RMB [******] per square meter), that the total price of this land will be RMB [******] (or in words, RMB [******]) (the actual total price of this land shall be calculated on the basis of the actual area of this land determined by a field measurement). If the price of this land as agreed in the Contract for Transfer of State-Owned Land Use Right exceeds the price as agreed herein, the excess shall be dealt with by Party A in accordance with the provisions of Article 4.2.2.2.

           4.2.1.3 The land for construction of living quarters and auxiliary facilities in the Base Project shall be transferred by means of so-called "bidding, auctioning or listing" and Party A shall assist Party B or the Project Company in going through the formalities for such "bidding, auctioning or listing".

     4.2.2 Method of Payment of the Price of the Land for Construction of Living Quarters and Auxiliary Facilities

           4.2.2.1 When the Project Company or the real estate development company it has commissioned to develop the land to be transferred hereunder has obtained the right to develop the land to be transferred hereunder by means of "bidding, auctioning or listing", it shall pay up the price of the land as it has offered in such bid invitation or auction;

           4.2.2.2 If the land price paid in accordance with the Contract for Transfer of State-Owned Land Use Right by the Project Company or the real estate development company it has commissioned to develop the land to be transferred hereunder exceeds the land price as agreed in Article 4.2.1.2 hereof, Party A shall refund the excess to the Project Company within thirty days after the Project Company has paid up the land price in accordance with the Contract for Transfer of State-Owned Land Use Right;

           4.2.2.3 When the Project Company or the real estate development company it has commissioned to develop the land to be transferred hereunder is going

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                   through the formalities for issuance of the Contract for
                   Transfer of State-Owned Land Use Right with respect to the land to be transferred for construction of living quarters and auxiliary facilities in the Base Project, it shall pay all taxes and charges as imposed thereon by the authorities in charge of administration of state-owned land and resources.


ARTICLE 5 COMMENCEMENT OF CONTRACTION OF THE BASE PROJECT

5.1 Party A shall be responsible for the so-call "Seven Connections and One Leveling" with respect to the infrastructure on the land to be used for the Base Project, including connection with roads, connections with power and water supply, connections with rain and waste water drainage, connection with broadband, connection with post and telecommunication services, and land leveling.

5.2 The Base Project shall be constructed in two phases. The construction of the first phase of the Base Project shall be commenced within 8 months of execution hereof (If the commencement of this construction is delayed through no fault on Party B's fault, the time limit for such commencement as specified above shall be appropriately lengthened) and is scheduled to be completed by December 31, 2008; the agreement for investment in the second phase of the Base Project shall be entered into by June 30, 2008, the construction of this phase is scheduled to be commenced by December 31, 2008, and the development of the whole Base Project shall be completed by June 30, 2010.


ARTICLE 6 RELATED UNDERTAKINGS

6.1  The time limit for the development of the plot of land for the Base
     Project: The development of the whole Base Project shall be completed within three years and a half years of execution hereof. If the development of the plot of land for the Base Project fails to be completed within the time limit as specified above through any fault on the part of Party B or the Project Company, Party A shall have the right to recover any part of the land that has not yet been developed, provided, however, that Party A shall refund to the Project Company the part of the price which the Project Company has paid for that part of the land which has not yet been developed;

6.2 Party B or the Project Company shall plan and develop this plot of land according to the plan as approved by the planning bureau of Jiangning District and the requirements as put forth by this bureau and shall not change the purposes as prescribed for this plot of land;

6.3 Party B undertakes that it will complete all the formalities for registration of all the investments projects in this plot of land with the authorities in charge of administration of industry and commerce, taxes, and finances within the Jiangning Development Zone;

6.4 Party A undertakes that it will not transfer the 200 mu of land reserved for the second phase of the Base Project to any other party than Party B's Subsidiary until June 30, 2008. If Party A violates such undertaking, the Project Company shall have the right not to

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     increase its registered capital or to reduce the amount by which it will increase its registered capital.

6.5 If Party A fails to perform all the undertakings it has made herein (including but not limited to those with respect to the area and price of the land, the refund of the difference between the prices of the land and the related support policies as provided for in Article 7), the Project Company shall reserve the right not to increase its registered capital or to reduce the amount by which it will increase its registered capital or even to have its registration cancelled.

6.6 Party B's Subsidiary shall have the right to increase the registered capital of the Project Company;

6.7 Party A shall assist Party B in completing the formalities for submission of the project proposal and establishment of the Project Company for approval, for registration of establishment of the Project Company with the authorities in charge of administration of industry and commerce, and for submission of the land planning and the commencement of the construction for approval. When the Project Company has paid in full the price of this plot of land and provided valid materials to be submitted to the relevant authorities, Party A shall assist the Project Company in going through the formalities for issuance of the Certificate of State-Owned Land Use Right, for which the time limit may be specified in a supplementary agreement to be entered into separately through consultation. After the construction of the related factory buildings and the buildings that will be used to house people and auxiliary facilities has been completed and such buildings have been accepted after inspection, Party A shall assist Party B or the Project Company in going through the formalities for issuance of the Certificate of Building Property Ownership. At the request of the Project Company, Party A shall assist Party B or the Project Company in transferring the ownership of the buildings that will be used to house people and auxiliary facilities to the individual employee(s) designated by Party B and have such buildings registered in the name of such employee(s);

6.8 Party A agrees that the personnel of Party B or the Project Company will have their households registered in the zone under Party A's management (The specific list of such personnel will be as provided by Party B to Party A).

6.9 Party A agrees that, so far as the right and opportunity to receive education in the zone under Party A's management is concerned, the children of the employees of Party B or the Project Company will be entitled to the same treatment as given to the children of Party A's local employees (The specific list of such employees will be as provided by Party B to Party A).


ARTICLE 7 RELATED SUPPORT POLICIES

     Party A agrees to implement the following support policies toward the Project Company provided that Party B has met the conditions for registration of the establishment of the Project Company in accordance with the provisions of
Article 2 hereof:

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7.1  Enterprise Income Tax: The Project Company shall be exempt from enterprise income tax for the first and second year after the Project Company has begun to make profit; for the period from the third to the fifth year the enterprise income tax payable by the Project Company shall be reduced by half and during this period a subsidy that will amount to all that part of the enterprise income tax paid by the Project Company which may be retained by the financial administration at the district level shall be given to the Project Company; and for the period from the six to tenth year, a subsidy that will amount to half of that part of the enterprise income tax paid by the Project Company which may be retained by the financial administration at the district level shall be given to the Project Company.

7.2 Value Added Tax: For the three years after the Project Company has commenced its business operations, a subsidy that will amount to 40% of that part of the value added tax paid by the Project Company which may be retained by the financial administration at the district level shall be given to the Project Company.

7.3 Deed Tax on Land Transactions: A subsidy that will amount to 50% of that part of the deed tax paid by the Project Company on the transaction in the land for industrial use to be transferred for the Base Project which may be retained by the financial administration at the district level shall be given to the Project Company.

7.4 Individual Income Tax: For the three years after the Project Company has commenced its business operations, a subsidy that will amount to 40% of that part of the individual income tax paid by the officers and key technical personnel of the Project Company (who will account for 40% of all the employees of the Project Company and the specific list of such officers and personnel will be as provided by Party B to Party A) which may be retained by the financial administration at the district level shall be given to such officers and personnel.

7.5 The tax authorities shall make sure that taxes payable by the Project Company will timely be reduced or exempted as provided in the national tax preferential policy and, if any adjustments are made in the national tax policy in the future, taxes payable by the Project Company will be reduced or exempted in accordance with the new national tax policy. The Jiangjing Development Zone shall accord any other items of the tax preferential treatment to the Project Company in accordance with the financial management system as formulated by the government of the Jiangning District for the division of the tax revenue between the district and the Jiangning Development Zone.


ARTICLE 8 SPECIAL PROVISIONS

8.1 Except as Party B's failure to perform this Agreement is caused by any fault on Party A's Part or by Party A's failure to extend assistance to Party B, if Party B fails to observe the provisions of either Article
     4.1.2.1 or Article 5.2 hereof more than six months after the expiration of the time limit for observation of such provisions, Party A shall have the right to terminate this Agreement. If Party B has observed the provisions of Article

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     4.1.2.1 but fails to complete the construction of the Base Project and to put it into production in accordance with the provisions of Article 5.2 more than six months after it became due for it to do so, Party A shall have the right to terminate this Agreement, recover the plot of land hereunder and refund to Party B the land price it has already paid.

8.2 If Party B fails to observe any of the following provisions, Party A shall have the right to terminate this Agreement unilaterally and shall not be liable for any losses (including but not limited to economic losses) Party B may suffer as a result, except as Party B's failure to perform this Agreement is caused by any fault on Party A's Part or by Party A's failure to extend assistance to Party B:

     8.2.1 provisions concerning the obligation to establish the Project Company as provided for in Article 2 hereof;

     8.2.2 provisions concerning the obligation to pay the price for land transfer as provided for in Articles 4.1 and 4.2 hereof;

     8.2.3 provisions of Article 5.2 hereof;

     8.2.4 provisions of Article 6.1 hereof;

     8.2.5 provisions of Article 6.2 hereof; or

     8.2.6 provisions of Article 6.3 hereof.

8.3 Party A and Party B undertake and warrant to each other that it has the appropriate authority and qualifications to enter into this Agreement and it is fully authorized to do so. If either party fails to perform any of its undertakings or obligations hereunder or violates any of its warranties in this article, it shall be liable for breach of contract and shall compensate the other party for any direct or indirect losses it may suffer as a result. Either party may make a claim for compensation against the other party according to law if the other party commits any breach of contract.


ARTICLE 9 SETTLEMENT OF DISPUTES

     If any dispute arises out of or relating to performance of this Agreement, Party A and Party B shall first try to settle such dispute through friendly consultation. If such dispute fails to be settled within [30] days after the request for such consultation is made, either party shall have the right to submit such dispute for arbitration in [Shanghai] under the auspices of [the Shanghai branch of the China International Economic and Trade Arbitration Commission] in accordance with the arbitration rules of this commission in effect at the time of submission of the application for arbitration of such dispute. The award made by the arbitration tribunal shall be final and binding on the parties to such dispute.


ARTICLE 10 MISCELLANEOUS

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10.1 In the course of the performance hereof, through consultation Party A and
     Party may enter into a written supplementary agreement, which shall have equal effect and validity with this Agreement.

10.2 Subrogation. Whereas this Agreement is just a framework agreement Party A and Party B have entered into with respect to the Base Project, all or part of Party B's rights and obligations hereunder shall be actually assumed by the Project Company upon its establishment, provided, however, that Party B's obligation to make contributions to the registered capital of the Project Company shall still be performed by Party B or Party B's Subsidiary. Therefore, Party A agrees that this Agreement which provides for Party B's rights and obligations, among other things, is entered into by Party B on behalf of the Project Company and all of Party B's other rights and obligation than that obligation to be assumed by Party B or Party B's Subsidiary as specifically provided above will be assumed by the Project Company at the agreed time.

10.3 Changes in Laws. If any legislative body or government agency of the People's Republic of China or Jiangsu Province adopts any new law, regulation, degree or ordinance, or amends or repeals any provisions of any law, regulation, degree or ordinance now in effect, or promulgate any different way to interpret or enforce any law, regulation, degree or ordinance so that Party B or the Project Company may obtain a more favorable treatment than provided hereunder, Party B or the Project Company shall have the right to make a prompt written application for such favorable treatment to Party A or the other relevant authorities and Party A shall approve, or cause the relevant authorities to approve, such application for a more favorable treatment by a lawful procedure, in which case, Party A and Party B may consult about what adjustments should be made with respect to the support policies as described above. If any changes in any national or provincial policies have an adverse effect on Party B or the Project Company, Party B shall have the right to make adjustments in its plan for investment in the Base Project. If any changes in the policies of Jiangning District or the Jiangning Development Zone have any adverse effect, Party B shall still perform this Agreement in accordance with its terms and conditions.

10.4 Party A undertakes that, if any provisions hereof are outside its jurisdiction, it will use its best efforts to obtain approval of such provisions from any other competent government agency so as to give effect to this Agreement.

10.5 Authorization. Party A confirms that Party A is an agency of the people's government of Jiangning District, Nanjing Municipality, Jiangsu Province (hereinafter referred to as the "Jiangning District Government"), and it has been authorized by the Jiangning District Government to enter into this Agreement. (For the letter of authorization, see the attachment hereto)

10.6 This Agreement is executed in six counterparts, two of which shall be kept by each of Party A, Party B, and the Witness, and this Agreement shall become effective as of the date Party A and Party B have affixed their respective seals and signatures hereto.

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Party A: The Management Committee of the Nanjing Jiangning Economic and
         Technological Development Zone (Seal)

Signature of the Authorized Representative:




Party B: Mindray Medical International Limited (Seal)

Signature of the Authorized Representative:




The Witness: The People's Government of Jiangning District, Nanjing Municipality

Signature of the Authorized Representative:












                                                        Date: December 27, 2006
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